Exhibit 10.1

*Certain schedules and exhibits to this exhibit have been omitted pursuant to Item

601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K.

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”), is made as of March 13, 2022 (the “Agreement Date”), between Warp Speed Holdings LLC, a Wyoming limited liability company (the “Company”) and MVB Bank, Inc., a West Virginia corporation (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Class B Common Units.

1.1 Sale and Issuance of Class B Common Units; Consideration; Payment.

(a) Sale and Issuance of Class B Common Units. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to Purchaser at the Closing, 3,748,392.93 Class B Common Units (the “Class B Common Units”), or approximately thirty-seven and five tenths percent (37.5%) of the outstanding equity interests in the Company, calculated on a fully-diluted basis, in exchange for the MVB Investment Consideration (as defined below) (the “MVB Investment”). The Class B Common Units issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Units”.

(b) Consideration. The aggregate consideration to be paid hereunder by the Purchaser for the Units shall be as follows: (i) Thirty Eight Million Four Hundred Thousand Dollars and No/100 ($38,400,000.00) (the “Aggregate Cash Consideration”) plus (ii) a number of shares (the “Aggregate MVB Stock Consideration”) of newly issued common stock of MVB Financial Corp. (the “MVB Stock”) having an aggregate value as of Closing (defined below) of Nine Million, Five Hundred Seventy-Nine Thousand, Four Hundred Twenty-Nine Dollars and 47/100 ($9,579,429.47), which the parties acknowledge and agree that for purposes of this Agreement, such MVB Stock shall have a per share value equal to the volume weighted average closing price for the twenty (20) trading days ending the day prior to the Closing (together, the “MVB Investment Consideration”).

(c) Payment. At the Closing, the Purchaser shall remit the MVB Investment Consideration as follows:

(i) Purchaser shall pay, by wire or ACH transfer, to the those certain members of the Company (each, a “Seller” and together, the “Sellers”) who are selling to the Company all or a portion of their equity interests (the “Redeemed Interests”) in the Company (the “Redemptions”) pursuant to certain Redemption Agreement(s) between the Company and each Seller, of even date hereof (each a “Redemption Agreement” and collectively, the “Redemption Agreements”), in such amounts as set forth in Exhibit A next to such Seller’s name, which amounts, in aggregate for all Sellers, shall equal the amount of the Aggregate Cash Consideration subject to the payment of the Company’s brokers’ fees (if any) as provided in Section 2.23 of the Disclosure Schedule;

(ii) Purchaser shall transfer and assign to each Seller such number of shares of MVB Stock as set forth in Exhibit A next to such Seller’s name, which number of shares, in aggregate for all Sellers, shall equal the amount of Aggregate MVB Stock Consideration minus the amount of Aggregate Escrowed MVB Stock Consideration (as defined below); and

(iii) Purchaser shall deliver to U.S. Bank National Association (the “Escrow Agent”) applicable share powers for such number of shares of MVB Stock to be held in escrow for each Seller by the Escrow Agent (the “Escrowed MVB Stock Consideration”) as set forth in Exhibit A next to such Seller’s name, in an escrow account (the “Escrow Account”), which number of shares, in aggregate for all Sellers, shall have a value equal to Three Million Dollars ($3,000,000.00) and shall be the “Aggregate Escrowed MVB Stock Consideration”. Subject to the payment of the Company’s brokers’ fees (if any) as provided in Section 2.23 of the Disclosure Schedule, the Escrowed MVB Stock Consideration for each Seller shall be disbursed pursuant to the terms and conditions of the applicable Redemption Agreement between such Seller and the Company.

(d) Use of Proceeds. The proceeds from the sale of the Units shall be used to fund the Redemptions of the Redeemed Interests from Sellers pursuant to the Redemption Agreements. Other than in connection with the Aggregate Escrowed MVB Stock Consideration to be held in the Escrow Account by the Escrow Agent pursuant to the terms and conditions of the applicable Redemption Agreement, the MVB Investment Consideration shall be paid to Sellers directly at Closing, in accordance with Section 1.1(c) above.

(e) Intended Tax Treatment; Section 754 Election.

(i) The parties agree that the MVB Investment and the use of the MVB Investment Consideration to redeem the Redeemed Interests from Sellers constitute “disguised sales” in accordance with Section 707 of the Code. Accordingly, each party agrees to treat the transaction for federal income tax purposes as if Purchaser had acquired the Redeemed Interests directly from the Sellers. In connection therewith, the Company agrees to make an election under Section 754 of the Code for its 2022 tax year (or a protective election if it believes that it is a continuation of a partnership for tax purposes that had a Section 754 election in place).

(ii) Purchase Price Allocation. The Company agrees to use an internally consistent method for determining adjustments to Purchaser’s basis by reason of the Section 754 election and determining (or assisting members in determining) the ordinary income that members may be required to recognize under Section 751(a) of the Code with respect to redeemed interests.

(iii) Push-Out Election. In the case of an audit or examination of the Company or any Enterprise for a Pre-Closing Tax Period under Subchapter C of Chapter 63 of the Code (the “Partnership Audit Rules”), the Company shall cause the partnership representative to keep Purchaser fully and timely informed of all material developments relating to the audit or examination. Company agrees that, if within 25 days of the date of notice of a partnership adjustment with respect to a Pre-Closing Tax Period of the Company or an Enterprise, the Internal Revenue Service has not been paid all amounts required to be paid with respect to an imputed underpayment for such period from funds contributed by, or otherwise distributable to, members of the Company or Enterprise in the year to which the adjustment relates, the Company will make or cause the applicable Enterprise to make or make best efforts to cause a Person with authority to make an election under Section 6226(a) of the Code to push out Tax liability to members of the Company or applicable Enterprise who were members of the Company or applicable Enterprise in the Pre-Closing Tax Period to which the imputed underpayment relates. If the Company or any Enterprise is unable to make an election under Section 6226(a) of the Code (or fails to comply with its obligations in the preceding sentence) and pays any Pre-Closing Tax Period Tax pursuant to the Partnership Audit Rules, the Company shall make or cause the applicable Enterprise to make commercially reasonable efforts to place the economic burden of such Taxes on Persons who were partners (for federal income tax purposes) in the Company or applicable Enterprise in the tax year to which the Tax relates. Terms used in this Section 1.1 shall have the meanings given to them in the Partnership Audit Rules. This Section 1.1 (other than this sentence and the preceding sentence) shall not apply with respect to an Enterprise that is a single member limited liability company if the Internal Revenue Service determines that a single member limited liability company that once was a multi-member limited liability company has no liability for imputed understatements (including penalties and interest) under the Partnership Audit Rules.

(iv) Closing of the Books. Unless Purchaser consents to the use of another method for determining distributive shares of income as the result of the MVB Investment in the Company, the Company agrees to use the “interim closing method” described in Section 1.706-4 of the Treasury Regulations, and not the proration method, for purposes of apportioning income for the taxable year in which the Closing occurs between Purchaser and members all or a portion of whose interests were redeemed. Subject to rules relating to “extraordinary items,” the Company shall use the calendar day convention for such apportionment. In addition, the Company, Purchaser, and Pre-Closing Members agree to the allocation set forth in Section 1.1(e)(iv) of the Disclosure Schedule.

(f) The Company and its members immediately prior to the Closing (the “Pre-Closing Members”) shall have given effect to the transactions contemplated by the Contribution Agreement (as defined below) and shall have adopted the Amended and Restated Operating Agreement in the form of Exhibit B attached to this Agreement (the “Restated Operating Agreement”).

1.2 Closing; Delivery. The purchase and sale of the Units shall take place remotely via the exchange of documents and signatures, at such date, time and at such place as the Company and the Purchaser mutually agree upon (after the closing conditions set forth in Article 5 and Article 6 have been satisfied), orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to the Purchaser unit powers evidencing the Units being purchased by the Purchaser. The date of Closing is hereinafter referred to as the “Closing Date”.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. For the avoidance of doubt, for purposes of this Agreement, the Purchaser shall not be deemed an Affiliate of the Company.

(b) “Applicable Requirements” means, as of the time of reference, (i) all applicable laws and published guidelines of Fannie Mae, Freddie Mac or Ginnie Mae, the Federal Housing Administration, the U.S. Department of Veterans Affairs, the U.S. Department of Agriculture, and any other entity to or with which a Mortgage Loan (including a Mortgage Enterprise Owned Mortgage Loan, Mortgage Enterprise Acquired Mortgage Loan and Mortgage Enterprise Serviced Mortgage Loan) is or has been sold, transferred, serviced, pooled, securitized, or insured (each, an “Investor”), in each case relating to the origination (including the taking, processing and underwriting of the relevant Mortgage Loan application and the closing or funding of the relevant Mortgage Loan), purchase, assignment, sale, pooling, servicing, subservicing or enforcement of, or filing of claims in connection with, any Mortgage Loan at the relevant time, (ii) all of the terms of the mortgage note, security instrument and any other related loan documents relating to each Mortgage Loan, (iii) all requirements set forth in the Servicing Agreements, (iv) any law, statute, regulation, order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any governmental entity or arbitrator applicable to any Mortgage Loans and (v) all requirements set forth in the credit, underwriting, servicing and collection policies and procedures of the Mortgage Enterprises.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases as are necessary to the Company or any Enterprise in the conduct of the Company’s or Enterprise’s business as now conducted.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Fraud” means actual and intentional fraud in the making of a specific representation or warranty expressly set forth in Section 2 or Section 3 of this Agreement, committed by a Person making such express representation or warranty with the actual intent to deceive another party and requires: (a) an intentional false representation of material fact, (b) actual knowledge or belief that such representation is false (as opposed to any fraud claim based on imputed or constructive knowledge, or negligent or reckless misrepresentation or a similar theory); (c) a specific intention to induce the party to whom such representation was made to act or refrain from acting in reliance upon it; (d) causing such party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such party to suffer damage by reason of such reliance.

(g) “Investor Commitment” means the optional or mandatory written commitment of the Company to sell to any Person, and a Person to purchase from the Company, a Pipeline Loan, a Mortgage Loan or an interest therein owned, to be acquired or in the process of closing by the Enterprise; provided, that when used in the context of, or in reference to, a particular Pipeline Loan or Mortgage Loan or ownership interest therein, “Investor Commitment” means only the applicable commitment(s).

(h) “Key Employee” means any executive-level employee (including division director and vice president-level positions) of the Company or any Enterprise, as well as any employee or consultant of the Company or any Enterprise who either alone or in concert with others develops, invents, programs or designs any material Company Intellectual Property owned by the Company or any Enterprise.

(i) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after due inquiry, of the following officers and affiliates Josh Erskine, Shane Erskine and Dustin Carfield.

(j) “Knowledge of Purchaser” shall mean the actual knowledge after due inquiry, of the following Company officers and affiliates: Larry Mazza and Donald Robinson.

(k) “Losses” means actual losses, damages, awards, fines, penalties, expenses, fees, and costs (including fees and expenses of counsel) incurred or suffered by the Purchaser (but excluding punitive damages or exemplary damages, unless such punitive damages or exemplary damages are awarded to a third-party claimant pursuant to the non-appealable judgment of a court of competent jurisdiction).

(l) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (i) the business, results of operations, condition (financial or otherwise) or assets of the Company or any Enterprise, or (ii) the ability of the Company or any Enterprise to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which the Company or the Enterprises operate; (C) any changes in financial or securities markets in general; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any action required or permitted by this Agreement; (F) any changes in applicable laws or accounting rules, including GAAP; or (G) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (A) through (D) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company or any Enterprise compared to other participants in the industries in which the Company or any Enterprise operates.

(m) “Mortgage Enterprise Acquired Mortgage Loan” means any Mortgage Loan originated or purchased by any Mortgage Enterprise.

(n) “Mortgage Enterprise Owned Mortgage Loan” means any Mortgage Loan for which any Mortgage Enterprise performs servicing as a result of its ownership of that Mortgage Loan and not pursuant to a Servicing Agreement.

(o) “Mortgage Enterprise Serviced Mortgage Loan” means any Mortgage Loan serviced by any Mortgage Enterprise pursuant to a Servicing Agreement.

(p) “Mortgage Loans” means any mortgage loan originated, purchased, serviced or subserviced by any Mortgage Enterprise.

(q) “Mortgage Servicing Rights” means the rights, title and interest to mortgage servicing rights acquired pursuant to the Servicing Agreements or any side or ancillary agreement entered into in connection with any Servicing Agreement, including (i) the right to receive any servicing fees, general servicing fees, excess servicing fees, late fees or other income or compensation payable to the mortgage servicing rights owner, solely in its capacity as such, under such Servicing Agreement, and (ii) all other rights of a mortgage servicing rights owner as provided for in any Servicing Agreement.

(r) “Permitted Encumbrances” shall mean (i) statutory liens securing payments not yet delinquent or being contested in good faith by appropriate proceedings, (ii) liens for real property taxes not yet delinquent or liens for Taxes being contested in good faith by appropriate proceedings, (iii) easements, rights of way, and other nonmonetary encumbrances that do not materially affect the value, or use or operation in the ordinary course of the business of any Mortgage Enterprise, of the properties or assets subject thereto or affected thereby, (iv) such imperfections or irregularities of title or liens as do not materially affect the value, or use or operation in the ordinary course of the business of the Mortgage Enterprises, of the properties or assets subject thereto or affected thereby, and (v) zoning, building codes, and other land use laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any governmental authority having jurisdiction over such real property and that are not violated by the current use and operation of such real property or the operation of the business of the Mortgage Enterprises.

(s) “Person” means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, governmental entity or other entity or group.

(t) “Pipeline Requirements” means and includes (i) all contractual obligations of any Mortgage Enterprise with respect to such Mortgage Enterprise’s origination of Pipeline Loans, (ii) all applicable guidelines of any Mortgage Enterprise for the stage of processing of the Pipeline Loans, and (iii) all Applicable Requirements

(u) “Pre-Closing Tax Period” means, with respect to any Person, any taxable period of such Person ending on or before the Closing Date.

(v) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(w) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(x) “Servicing Agreement” means any contract or agreement pursuant to which any Mortgage Enterprise is obligated to an Investor, governmental entity or any other third-party person to service and administer Mortgage Loans.

(y) “Software” means any and all computer software and code, including all new versions, updates, revisions, improvements, and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, libraries, and databases, and all related specifications and documentation, including developer notes, comments and annotations, user manuals, and training materials relating to any of the foregoing.

(z) “Tax” means United States federal, state, or local, Puerto Rican or foreign tax, assessment, charge, duty, fee, levy or other similar governmental charge, in each case, in the nature of a tax and imposed by a governmental authority, including all income, capital gains, value added, sales, property, gift, estate, gross receipts, franchise, profits, capital stock, transfer, use, occupation, excise, severance, stamp, stamp duty reserve, premium, windfall profits, license, payroll, ad valorem, environmental (including taxes under Section 59A of the Code), customs, employment, withholding, real property, personal property, value added, alternative or add-on minimum, social security (or similar), unemployment, disability, registration and other tax, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest attributable thereto.

(aa) “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

(bb) “Transaction Agreements” means this Agreement, the Restated Operating Agreement, those certain Contribution Agreements between the Company and each Pre-Closing Member, of even date hereof (the “Contribution Agreements”) and the Redemption Agreements.

(cc) “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

2. Representations and Warranties of the Company with Respect to the Company and the Enterprises. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof and as of the date of the Closing with respect to the Company and/or the Enterprises (as defined below), as applicable, except as otherwise indicated. Representations and warranties with respect to any Enterprises are made to the Company’s actual knowledge without independent investigation.

The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1 Organization, Good Standing, Limited Liability Company Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified or licensed to conduct business and is in good standing (or the local law equivalent) in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as disclosed on Schedule 2.1 of the Disclosure Schedule, prior to the Put-Together Transaction, the Company had no assets or liabilities and engaged in no business activities other than organizational activities. Since the Company’s formation, the Company has been a holding company has conducted all of its business operations through its subsidiaries.

2.2 Authorization; Execution; Delivery; Valid and Binding. All limited liability company action required to be taken by the Company’s Board of Directors and members in order to authorize the Company to adopt the Restated Operating Agreement and to enter into this Agreement and the Transaction Agreements and to issue the Units at the Closing has been taken. This Agreement, the Restated Operating Agreement and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Subsidiaries.

(a) Subject to the terms of the Contribution Agreements and except as set forth in Section 2.3(a) of the Disclosure Schedule, immediately prior to the Closing the Pre-Closing Members will contribute to the Company all of their equity interests in each of (i) CalCon Mutual Mortgage LLC, a Delaware limited liability company (“CalCon”); (ii) OneTrust International LLC, a Puerto Rico limited liability company (“OneTrust”); and (iii) Yellowstone Global Investments, LLC, a Wyoming limited liability company (“Yellowstone”) in exchange for equity interests in the Company (the “Put-Together Transaction”). Pursuant to the Put-Together Transaction, CalCon, OneTrust and Yellowstone will become wholly-owned subsidiaries of the Company. The Company’s organizational structure post Put-Together Transaction is reflected on Exhibit D, and the Company’s organizational structure post-Closing is reflected on Exhibit E. Additionally, immediately prior to the Closing the Company will own eighty-five percent (85%) of Click2Bind Insurance Services, LLC, a California limited liability company (“Click2Bind”).

(b) CalCon owns one hundred percent (100%) of the equity interests of OTHLJV20 LLC, a Wyoming limited liability company (“OTHLJV20”), which owns (i) fifty percent (50%) of the equity interests of Schumacher Mortgage LLC, a Delaware limited liability company (“Schumacher”), (ii) forty percent (40%) of Team One Home Loans LLC, a Delaware limited liability company (“Team One”) and (iii) fifty percent (50%) of Ardorio Lending LLC, a Delaware limited liability company (“Ardorio”).

(c) Yellowstone owns (i) forty-five percent (45%) of the equity interests of Grind Analytics LLC, a California limited liability company (“Grind Analytics”) and (ii) sixty-five percent (65%) of the equity interests of Empower Title, LLC, a Texas limited liability company (“Empower Title”).

(d) CalCon, OneTrust, Yellowstone, OTHLJV20, Schumacher, Team One, Ardorio, Grind Analytics, Empower Title and Click2Bind are each herein referred to as an “Enterprise” and collectively, the “Enterprises”. CalCon, Schumacher, Team one and Ardorio are also each herein referred to as a “Mortgage Enterprise” and together, the “Mortgage Enterprises”. Except for the Enterprises, the Company does not beneficially own or control, directly or indirectly, any equity or ownership interest in any other corporation, limited or general partnership, business or other trust, joint venture, limited liability company, association, or other business entity. Except as set forth in Section 2.3(d) of the Disclosure Schedule, the Company is not a participant in any joint venture, partnership or similar arrangement.

(e) Organization, Good Standing, Limited Liability Company Power and Qualification of the Enterprises. Each Enterprise is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. Each Enterprise is duly qualified or licensed to conduct business and is in good standing (or the local law equivalent) in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect as to that Enterprise.

(f) Enterprise Subsidiaries. Except as set forth in Section 2.3(f) of the Disclosure Schedule, the Enterprises (i) do not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person; (ii) have no subsidiaries and (iii) do not own and has not owned at any time, either directly or indirectly, equity or similar interest in, any person. Except as set forth on Section 2.3(f) of the Disclosure Schedule, no Enterprise is a participant in any joint venture, partnership or similar arrangement.

2.4 Capitalization.

(a) The capital of the Company authorized by the Restated Operating Agreement consists, immediately prior to the Closing, of:

(i) 10,000,000 units of common membership interest (the “Common Units”), 382,125 of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Common Units are as stated in the Restated Operating Agreement. All of the outstanding Common Units have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Of the Common Units, 382,125 units are Class B Common Units.

(ii) 0 Common Units for issuance to officers, managers, employees and consultants of the Company pursuant to its Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company members (the “Equity Plan”). Of such reserved Class, 0 Common Units have been issued pursuant to restricted unit purchase agreements, options to purchase 0 Common Units have been granted and are currently outstanding, and 0 Common Units remain available for issuance to officers, managers, employees and consultants pursuant to the Equity Plan. The Company has furnished to the Purchaser complete and accurate copies of the Equity Plan and all amendments thereto and the forms of agreements used thereunder.

(iii) 0 units representing profits interests (the “Profits Interests Units”), 0 of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Profits Interests Units are as stated in the Restated Operating Agreement.

(b) Section 2.4(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately before and following the Closing (pro forma, after taking into account the Contribution Closing (as defined in the Contribution Agreement), the MVB Investment and the Redemptions), including the number and beneficial and record owners of all: (1) issued and outstanding equity interests, including the Common Units, and including with respect to any restricted Common Units, vesting schedule and repurchase price; (2) outstanding equity options, including vesting schedule and exercise price; (3) Common Units or other equity interests reserved for future award grants under the Equity Plan; (4) each series of preferred units, if any and (5) warrants or equity purchase rights, if any.

(c) Except as provided in the Restated Operating Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Common Units, Class B Common Units, other equity interests or any securities convertible into or exchangeable for Common Units, Class B Common Units or any other equity interests.

(d) Except as set forth on Section 2.4(d) of the Disclosure Schedule, none of the Company’s equity purchase agreements or Common Unit option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Company’s Equity Plan is not assumed in an acquisition. Except as set forth in the Restated Operating Agreement or in the Redemption Agreement, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity interests.

(e) The Company has obtained valid waivers of all rights, if any, by other parties to purchase any of the Units covered by this Agreement.

(f) Section 2.4(f) of the Disclosure Schedule sets forth the capitalization of each Enterprise, including the amount and beneficial and record owners of equity of each Enterprise (the “Enterprise Equity Interests”) immediately before and following the Closing and the Put-Together Transaction. Except as set forth on Section 2.4(f) of the Disclosure Schedule, the Enterprise Equity Interests of each Enterprise comprise all of such Enterprise’s equity interests that are issued and outstanding. All Enterprise Equity Interests have been duly authorized, were validly issued, are fully paid (to the extent required by the governing documents of the Enterprise)

and nonassessable and free of preemptive rights. No Pre-Closing Member nor any successor holder of the Enterprise Equity Interests has any obligation to make capital contributions to any Enterprise by virtue of his/her/its ownership of such Enterprise Equity Interests. Except as set forth in Section 2.4(f) of the Disclosure Schedule, other than the Enterprise Equity Interests, there are no outstanding (i) other equity securities of any Enterprise, (ii) securities of any Enterprise convertible into or exchangeable for, at any time, equity securities of such Enterprise, (iii) contracts defining the rights of security holders of any Enterprise or relating to the voting of any ownership interests in such Enterprise or (iv) options, subscriptions, warrants, conversion rights or contracts of any kind outstanding other rights to acquire from any Enterprise or obligations of the Enterprise to issue, any equity securities or securities convertible into or exchangeable for equity securities of such Enterprise; or (v) phantom equity, profit-sharing or other equity-linked compensation plans or arrangements.

2.5 Valid Issuance of Units. The Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Operating Agreement and applicable state and federal securities laws and free of liens or encumbrances other than liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Units will be issued in compliance with all applicable federal and state securities laws.

2.6 Compliance with Other Instruments. Except as set forth on Section 2.6 of the Disclosure Schedule, the Company and each Enterprise, is not in violation (a) of any provisions of its respective operating agreement or any other governing document, (b) of any instrument, judgment, order, writ or decree, or (c) under any note, indenture, mortgage or other debt instrument, the violation of which under clause (c) only would be reasonably likely to have a Material Adverse Effect as to the Company and the Enterprises, as a whole. The execution, delivery and performance of this Agreement, the Transaction Agreements and the consummation of the transactions contemplated by this Agreement and the Transaction Agreements will not result in any material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Enterprise or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or to any Enterprise.

2.7 No Breach; Governmental Consents and Filings. Subject to receiving the consents from or providing the notices listed on Section 2.7 of the Disclosure Schedule to any third party or governmental entity, the execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not require any consent from or notice to any third parties or governmental entities and do not and will not conflict with or result in any breach of any of the provisions of, constitute a material default under, result in a material violation of or result in the creation of a right of termination or acceleration or any lien upon any material assets of the Company under the provisions of (a) any contract or permit by which the Company or any Enterprise is bound, (b) the governing documents or (c) any laws to which the

Company (or any of the assets held by the Company) is subject. Except as set forth on Section 2.7 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, administrative agency, commission, federal, state, local or foreign governmental authority or instrumentality, self-regulatory organization or other governing body or governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Agreements.

2.8 Permits; Compliance with Applicable Laws.

(a) The Company and each Enterprise hold, and have at all times since January 1, 2020 or, in the case of the Company, since its formation, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company and the Enterprises, as a whole, or any Enterprise taken as a business unit. The Company and each Enterprise are not in material default in any respect under any of such franchises, permits, licenses or other similar authority and to the Company’s knowledge, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.

(b) Since January 1, 2020 or in the case of the Company, since its formation the Company and each Enterprise have complied in all material respects with and are not in material default or material violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any governmental entity relating to the business, operations, properties or assets of Company or any Enterprise, including without limitation laws related to data protection or privacy, the USA PATRIOT ACT, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other laws relating to bank secrecy, discriminatory lending, and money laundering prevention.

(c) Except as set forth in Section 2.8(c) of the Disclosure Schedule, since January 1, 2020 or in the case of the Company, since its formation,: (i) Company and the Enterprises have not received any written notification or communication from any governmental entity or the staff thereof asserting that the Company or the Enterprises are not in material compliance with any applicable law, statute, order, rule, regulation, policy and/or guideline relating to the business, operations, properties or assets of Company or any Enterprise; and (ii) Company and the Enterprises are not subject to any pending, or to the Company’s knowledge, threatened investigation, cease and desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking, or has any unpaid civil money penalty.

2.9 Litigation. Except as set forth in Section 2.9 of the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, or charge pending or to the Company’s knowledge, currently threatened (a) against the Company or any Enterprise or any of their properties, assets or business; (b) against any officer or director of the Company arising out of their employment, management or board relationship with the Company; (c) that questions the validity of this Agreement, the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement or the Transaction Agreements; or (d) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and the Enterprises, taken as a whole. Neither the Company or any Enterprise nor, to the Company’s knowledge, any of their officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would result in a Material Adverse Effect on the Company and the Enterprises, taken as a whole).

2.10 Intellectual Property.

(a) The Company, together with the Enterprises, owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all material Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. Except as set forth in Section 2.10(a) of the Disclosure Schedule, the Company and the Enterprises have not received any written communications alleging that the Company or any Enterprise has violated, or by conducting their business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b) To the Company’s knowledge, no product or service marketed or sold by the Company or any Enterprise violates any license or infringes any intellectual property rights of any other party.

(c) Section 2.10(c) of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, and licenses to and under any of the foregoing, in each case owned by the Company or by any Enterprise.

(d) Section 2.10(d) of the Disclosure Schedule contains a list of all material proprietary Software products and related services of the Company that are currently or at any time in the past two (2) years have been offered, licensed, sold, distributed, hosted, maintained or supported, or otherwise provided or made available, by or on behalf of Company or otherwise used in and material to the operation of the Company (“Company Software”).

(e) Except as set forth in Section 2.10(e) of the Disclosure Schedule, the Company and the Enterprises have not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of the Company Software in any manner that would materially restrict the ability of the Company or any Enterprise to protect its proprietary interests in any such Company Software or in any manner that requires, or purports to require (i) any Company Software (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Software or (iii) the grant to any third party of any rights or immunities under Company Software.

2.11 Certain Transactions. Except as set forth in Section 2.11 of the Disclosure Schedule:

(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters, (ii) standard manager and officer indemnification agreements approved by the Board of Directors (if any), (iii) the purchase of units of the Company’s equity securities and the issuance of options to purchase Common Units, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchaser), and (iv) this Agreement and the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, consultants or Key Employees, or any Affiliate thereof.

(b) The Company and the Enterprises are not indebted, directly or indirectly, to any of its managers, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s or any Enterprise’s managers, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or to any Enterprise, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s or the Enterprise’s customers, suppliers, service providers, joint venture partners, licensees and competitors; (ii) direct or indirect ownership interest in any firm or corporation with which the Company or any Enterprise is affiliated or with which the Company or any Enterprise has a business relationship, or any firm or corporation which competes with the Company or any Enterprise except that managers, officers, employees or members of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or any Enterprise; or (iii) financial interest in any contract with the Company or any Enterprise.

2.12 Rights of Registration and Voting Rights. Except if and as provided in the Restated Operating Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding Common Units or other securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Except if and as contemplated in Restated Operating Agreement, no member of the Company has entered into any agreements with respect to the voting of equity securities of the Company.

2.13 Property; Real Property. With respect to the property and assets leased, the Company and each Enterprise are in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company and each Enterprise do not own any real property. Section 2.13 of the Disclosure Schedule lists all of the real property demised by leases, subleases or other occupancy agreements (the “Leases”), currently leased, used, managed or occupied by the Company (collectively, the “Real Property”). The Real Property constitutes all of the real property used by the Company and the Enterprises in the conduct of the business of the Company and the Enterprises. The Leases are in full force and effect, and the Company or an applicable Enterprise holds a valid and existing leasehold interest under each of the Leases.

2.14 Financial Statements. Except as set forth in Section 2.14 of the Disclosure Schedules, CalCon has delivered to the Purchaser the following (collectively, the “Financial Statements”): (a) audited financial statements for CalCon for the fiscal year ended December 31, 2020 and its respective unaudited financial statements as of December 31, 2020 and unaudited financial statements as of December 31, 2021 (the “Balance Sheet Date”) and (b) unaudited financial statements for each Enterprise for the fiscal year ended December 31, 2020 and their respective unaudited financial statements as of the Balance Sheet Date. Except as set forth in Section 2.14 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of CalCon as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, CalCon and the Enterprises have no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15 Reserved.

2.16 Absence of Certain Changes of Events.

(a) Since the Balance Sheet Date, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

(b) Except as set forth on Section 2.16 of the Disclosure Schedule, and in connection with matters related to this Agreement, since the Balance Sheet Date, the Company and the Enterprises have carried on their respective businesses in the ordinary course of business consistent with past practice.

2.17 Employee Matters.

(a) None of the Company’s or any Enterprise’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or the applicable Enterprise, or that would conflict with the Company’s or the Enterprise’s business. Neither the execution or delivery of this Agreement, the Transaction Agreements, nor the carrying on of the Company’s or any Enterprise’s business by the employees of the Company or the applicable Enterprise, nor the conduct of the Company’s or the Enterprise’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a material default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company and the Enterprises are not delinquent in payments to any of their employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors that reasonably would be expected to result in a Material Adverse Effect. The Company and the Enterprises have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other applicable laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company and the Enterprises have withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and the Enterprises and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, which, in either instance, would reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth in Section 2.17(c) of the Disclosure Schedule, to the Company’s knowledge, no Key Employee intends to terminate employment with the Company or any Enterprise or is otherwise likely to become unavailable to continue as a Key Employee. The Company and the Enterprises do not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company and the Enterprises is terminable at the will of the Company and the applicable Enterprise. Except as set forth in Section 2.17(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.17(c) of the Disclosure Schedule, the Company and the Enterprises have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d) The Company and the Enterprises have not made any representations regarding equity incentives to any officer, employee, manager, consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board of Directors.

(e) Section 2.17(e) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company or any Enterprise, or which the Company or any Enterprise participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (an “Employee Plan”). The Company and the Enterprises have complied with all applicable laws for any such Employee Plan, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(f) The Company and the Enterprises are not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any Enterprise. There is no strike or other labor dispute involving the Company or any Enterprise pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees or the employees of any Enterprise.

2.18 Tax Matters.

(a) Payment and Withholding of Taxes. The Company and each Enterprise has paid all material Taxes due and payable by it as of the date hereof, whether or not shown as due on any Tax Return, pursuant to any assessment, or otherwise. The Company and each Enterprise has withheld, deducted and collected from amounts owed to any employee, creditor, independent contractor, nonresident or foreign person, any third party or other person and, to the extent required by applicable law, paid to the proper governmental authority or other Person, all material Taxes that the Company or Enterprise is or was required by law to withhold, deduct or collect as of the date hereof.

(b) Filing of Tax Returns. The Company and each Enterprise has filed or caused to be filed on a timely basis (taking into account valid extensions) all material Tax Returns that are or were required to be filed by it pursuant to applicable law as of the date hereof. All such Tax Returns are true, correct and complete in all material respects. Neither the Company nor any Enterprise has received any written notice from any governmental authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. No material extensions or waivers of statutes of limitations have been given or requested by the Company or any Enterprise with respect to any Taxes, and no such extension or waiver of statutes of limitations is currently in effect or the subject of an outstanding request. The Company and each Enterprise has complied in all material respects with all applicable information reporting requirements in connection with amounts paid to any Person.

(c) Tax Litigation and Examinations. Neither the Company nor any Enterprise is a party to or subject of any litigation or, to the Company’s knowledge, any investigation, in each case, relating to Taxes or Tax Returns, and, neither the Company nor any Enterprise has received a written threat or assertion of any such litigation.

(d) Tax Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable or being contested in good faith by appropriate procedures) upon the assets of the Company or any Enterprise.

(e) Consolidated Groups. No Enterprise is, or has been, a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Neither the Company nor any Enterprise has liability for Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or (ii) as a transferee, successor, or contract (other than a contract the primary purpose of which is not Taxes).

(f) Reportable Transactions. Neither the Company nor any Enterprise has not been a party to, or participated in, any “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b).

(g) Section 6662. The Company and each Enterprise has (i) disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Code Section 6662 (or any similar provision law) and (ii) timely (taxing into account valid extensions) prepared or caused to be prepared all reports and other documentation necessary to avoid the imposition of any material penalty under the provisions of Section 6662(e) of the Code.

(h) Tax Status of Entities. The Company is and has been since admission of its members a partnership for federal income tax purposes. With the exception of OneTrust, each Enterprise shown on Exhibit A as 100% owned is a disregarded entity for federal income tax purposes. Each Enterprise shown on Section 2.18(h) of the Disclosure Schedule as less than 100% owned is a partnership for federal income tax purpose. OneTrust is the only Enterprise that has been treated as a corporation for federal income tax purposes in the last four (4) tax years.

(i) Sales Tax. The Company and each Enterprise complied in all material respects with requirements to collect and retain Tax exemption certificates or other documentation for sales made or services provided to Persons without charging or remitting sales, use, value added or similar Taxes that qualify as exempt from sales or similar Taxes.

(j) International. Neither the Company nor any Enterprise is required to file an income Tax Return in any country other than the United States or Puerto Rico by virtue of having a permanent establishment or other place of business in such country.

(k) Exclusive Representations. Except for certain representations related to Taxes in Section 2.17, the representations and warranties set forth in this Section 2.18 are the Company’s sole and exclusive representations and warranties regarding Tax matters.

2.19 Mortgage Enterprises. Except as set forth in Section 2.19 of the Disclosure Schedule:

(a) CalCon (i) is approved and in good standing, as required, as an issuer of the Government National Mortgage Association (“Ginnie Mae”), a seller/servicer of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), a lender or mortgagee of the Federal Housing Administration of the U.S. Department of Housing and Urban Development, the United States Department of Veterans Affairs, and the Rural Housing Service of the United States Department of Agriculture, and as otherwise appropriate by all agencies and governmental or quasi-governmental authorities or by all other entities with which CalCon conducts business, (ii) has not received any written notice of any current cancellation or suspension of, or current material limitation on, its status as a licensee or as an approved issuer, seller/servicer or lender, as applicable, from any of the foregoing governmental entities, and (iii) has not received any written notice indicating that any event has occurred that would reasonably be expected to result in it not maintaining its Mortgage Servicing Rights in respect of any Servicing Agreement.

(b) As of the date hereof, subject to Applicable Requirements and except for any Permitted Encumbrances, CalCon owned the entire right, title and interest free and clear of any liens or encumbrances in and to its Mortgage Enterprise Acquired Mortgage Loans, Mortgage Servicing Rights and Mortgage Enterprise Owned Mortgage Loans, in each case, that were reflected as an asset in the audited consolidated balance sheet of CalCon as of September 30, 2021 and has not disposed of any such right, title or interest in such assets except in the ordinary course of business consistent with past practice. CalCon has the right to service the Mortgage Loans currently being serviced by it. If CalCon originated or acquired a Mortgage Enterprise Acquired Mortgage Loan and then sold or otherwise transferred such Mortgage Enterprise Acquired Mortgage Loan to a third party, (i) CalCon had good and marketable title free and clear of any liens or encumbrances, other than Permitted Encumbrances and (ii) such third party does not, as of the date hereof, have the right to exercise any right to demand repurchase of such Mortgage Enterprise Acquired Mortgage Loan by CalCon.

(c) CalCon is in compliance in all material respects with its servicing obligations under all Applicable Requirements. CalCon has not received written notice of any pending or threatened cancellation or material partial termination of any Servicing Agreement.

(d) Each Mortgage Enterprise Acquired Mortgage Loan that was originated or securitized by any Mortgage Enterprise and each Mortgage Enterprise Acquired Mortgage Loan that was not originated or securitized by such Mortgage Enterprise, was, to the Company’s knowledge, underwritten, originated, funded, insured and securitized in accordance with all Applicable Requirements in effect at the applicable time. Each Mortgage Loan and the related servicing rights that was sold or otherwise transferred to a third party, was sold or otherwise transferred in accordance with all Applicable Requirements in effect at the time of such sale or transfer.

(e) (i) The origination file, servicing file, records and documents (whether hard copy or electronic) for each Mortgage Loan owned or serviced by any Mortgage Enterprise as of the date hereof is true and complete and complies with all Applicable Requirements and (ii) there has been no servicer default, servicer termination event, portfolio trigger or other default or breach by any Mortgage Enterprise under any Servicing Agreement or any Applicable Requirements.

(f) All Mortgage Enterprise Owned Mortgage Loans represent (i) genuine, legal, valid and binding payment obligations in writing of the obligors thereunder, and (ii) are enforceable by the holders thereof in accordance with their terms (other than as may be limited by bankruptcy or insolvency law or the Coronavirus Aid, Relief, and Economic Security (CARES) Act or similar state and local laws, directives or guidelines promulgated by any governmental entity or Investor).

(g) No right of rescission, setoff, adjustment, counterclaim or defense has been asserted or threatened in writing with respect to the Mortgage Loans that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on any Mortgage Enterprise.

(h) No obligor under any Mortgage Loan is an individual that was included on the “Specially Designated Nationals and Blocked Persons List” of the Office of Foreign Assets Control at the time of origination.

(i) No Mortgage Loan was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and/or assignment of the Mortgage Loans or the related Mortgage Servicing Rights (or any related instruments under which it was originated). No Mortgage Enterprise has entered into any contract with any obligor that prohibits, restricts or conditions the assignment of such Mortgage Loans or the related Mortgage Servicing Rights (or any related instruments under which it was originated).

(j) Each application in process for a Mortgage Loan whether or not registered and designated as price protected on any Mortgage Enterprise’s residential mortgage loan origination system and which has not closed or funded as of the date of this Agreement (each a “Pipeline Loan”) conforms to the Pipeline Requirements and all applicable Investor Commitments in all material respects is eligible for sale to, insurance by, or pooling to back securities issued or guaranteed by the applicable Investor to which the Pipeline Loan may be sold by such Mortgage Enterprise. All interest rate locks on Pipeline Loans have been conducted and managed in the ordinary course of business consistent with past practices and consistent with the Applicable Requirements.

(k) Exclusive Representations. The representations and warranties set forth in this Section 2.19 are the Company’s sole and exclusive representations and warranties regarding the Applicable Requirements with respect to mortgage matters.

2.20 Reserved.

2.21 Limited Liability Company Documents. The Restated Operating Agreement of the Company and the operating agreements of the Enterprises in effect as of the date of this Agreement are in the forms previously delivered to the Purchaser. The copy of the minute books of the Company and the Enterprises provided to the Purchaser contains minutes of all meetings of Board of Directors and members and all actions by written consent without a meeting by the Board of Directors and members since the date of formation of the Company and of each Enterprise and accurately reflects in all material respects all actions by the Board of Directors (and any committee of Board of Directors) and members.

2.22 Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by the Company or any Enterprise, the Company and each Enterprise is and in the past two (2) years has been in compliance in all material respects with (a) all applicable laws (relating to privacy, data security, data breaches, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (b) the Company’s and the Enterprises’ privacy policies and public written statements regarding the Company’s or the Enterprises’ published privacy or data security practices, and (c) the requirements of any applicable contracts relating to data privacy or data security (collectively, “Privacy Requirements”). The Company and each Enterprise has not received any subpoenas, demands, or other written notices from any governmental authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Privacy Requirement. The Company and each Enterprise maintains and has in the past two (2) years maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by the Company or any Enterprise from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. To the Company’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by the Company or any Enterprise such that Privacy Requirements require or required the Company or any Enterprise to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s or any Enterprise’s confidential information or trade secrets that reasonably would be expected to result in a Material Adverse Effect.

2.23 No Brokers. Except as set forth on Section 2.23 of the Disclosure Schedule, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Organization. The Purchaser is a state chartered bank and is duly organized, validly existing, and in good standing under the laws of the State of West Virginia and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Purchaser is duly qualified or licensed to conduct business and is in good standing (or the local law equivalent) in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect as to the Purchaser.

3.2 Authorization. The Purchaser has full power and authority to enter into this Agreement and the Transaction Agreements. This Agreement and the Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 No Breach; Governmental Consents and Filings. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Agreements, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, do not and will not require any consent from or notice to any third parties or governmental entities and do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a material violation of or result in the creation of a right of termination or acceleration or any lien upon any assets of the Purchaser under the provisions of (a) any contract or permit by which the Purchaser is bound, (b) the governing documents of the Purchaser or (c) any laws to which the Purchaser (or any of the assets held by the Purchaser) is subject. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, administrative agency, commission, federal, state, local or foreign governmental authority or instrumentality, self-regulatory organization or other governing body or governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Agreements. As of the date hereof, Company is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the transactions contemplated herein on a timely basis.

3.4 Permits; Compliance with Applicable Laws.

(a) The Purchaser has all licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective businesses and ownership of its respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser. The Purchaser is not in material default in any respect under any of such franchises, permits, licenses or other similar authority and to the Purchaser’s knowledge, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.

(b) The Purchaser has complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any governmental entity relating to the business, operations, properties or assets of the Purchaser, including without limitation laws related to data protection or privacy, the USA PATRIOT ACT, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z,

the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other laws relating to bank secrecy, discriminatory lending, and money laundering prevention.

(c) (i) The Purchaser has not received any written notification or communication from any governmental entity or the staff thereof asserting that the Purchaser is not in compliance with any applicable law, statute, order, rule, regulation, policy and/or guideline relating to the business, operations, properties or assets of the Purchaser; and (ii) the Purchaser is not subject to any pending, or to the Purchaser’s knowledge, threatened investigation, cease and desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any governmental entity that currently restricts in any material respect the conduct of their respective businesses.

3.5 Litigation. There are no proceedings pending, or to the Purchaser’s knowledge, threatened, in writing, against the Purchaser before any governmental entity, which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no order outstanding against the Purchaser which would reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.6 Purchaser SEC Documents and Sarbanes-Oxley Act

(a) The Purchaser has timely filed with or furnished to the United Stated Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements, prospectuses, registration statements, certifications and other documents required to be filed with or furnished to the SEC by the Purchaser since January 1, 2020 (collectively, together with any exhibits and schedules thereto and other information incorporated by reference therein, as such statements and reports may have been amended since the date of their filing and prior to the date hereof, the “Purchaser SEC Documents”). No subsidiary of the Purchaser is required to file any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(b) As of its filing date (and as of the date of any amendment), each Purchaser SEC Document filed prior to the date hereof complied, and each Purchaser SEC Document filed subsequent to the date hereof will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Purchaser SEC Document filed prior to the date hereof did not, and each Purchaser SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d) Each of the Purchaser and, to the Purchaser’s knowledge, each of its executive officers and directors is and since January 1, 2020, subject to any applicable grace periods, has been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(e) The Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information relating to the Purchaser, including its consolidated subsidiaries, is made known to the Purchaser’s principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in timely alerting the Purchaser’s principal executive officer and principal financial officer to material information required to be included in the Purchaser’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) The Purchaser has established and maintains internal controls. The Purchaser’s internal controls are sufficient to provide reasonable assurance regarding the reliability of the Purchaser’s financial reporting and the preparation of the Purchaser financial statements for external purposes in accordance with GAAP. The Purchaser has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Purchaser’s auditors and audit committee of the Purchaser’s Board of Directors, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Purchaser’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(g) Each of the principal executive officer and principal financial officer of the Purchaser (or each former principal executive officer and principal financial officer of the Purchaser, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications were true and complete on the date such certifications were made.

3.7 Financial Statements.

(a) The consolidated financial statements (including all related notes and schedules thereto) of the Purchaser included in or incorporated by reference into the Purchaser SEC Documents (the “Purchaser SEC Financial Statements”) comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Purchaser SEC Financial Statements fairly present, or, in the case of the Purchaser SEC Documents filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of Purchaser and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, stockholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments that are not material in amount or effect and to the absence of information or notes not required by GAAP to be included in interim financial statements), all in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(b) From January 1, 2020 to the date of this Agreement, Purchaser has not received written notice from the SEC or any other governmental entity indicating that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other governmental entity.

3.8 Absence of Certain Changes or Events. Since January 1, 2020, except for liabilities or obligations incurred in connection with, or expressly contemplated by, this Agreement, (a) Purchaser and its subsidiaries have conducted their respective businesses in the ordinary course and (b) there has not been any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

3.9 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units. The Purchaser has not been formed for the specific purpose of acquiring the Units.

3.10 Investigation by Purchaser. Purchaser has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Company, which investigation, verification, review and analysis was conducted by Purchaser and its Affiliates and, to the extent Purchaser deemed appropriate, by Purchaser’s representatives. Purchaser acknowledges that it and its Representatives have been provided adequate access to the personnel, properties, premises and records of the Company and the audit workpapers of the Company’s auditors for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, verification, review and analysis and not on any factual representation, warranty, inducement, promise, understanding, condition or opinion of the Company or any of its Affiliates or representatives (except the specific representations and warranties of the Company set forth in Section 2), and Purchaser acknowledges and agrees, to the fullest extent permitted by law, that:

(a) none of the Company or any of its respective directors, officers, equityholders, stockholders, employees, Affiliates, controlling Persons, agents, advisors or representatives or any other Person makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (i) any of the information set forth in presentations relating to the Company made available to Purchaser, its Affiliates or its representatives, in materials made available in any “data room” (virtual or otherwise), including any cost estimates delivered or made available, financial projections or other projections, in presentations by the management of the Company, in “break-out” discussions, in responses to questions submitted by or on behalf of Purchaser, its Affiliates or its representatives, whether orally or in writing, in materials prepared by or on behalf of the Company, or in any other form, or (ii) the pro-forma financial information, projections or other forward-looking statements of the Company, in each case in expectation or furtherance of the transactions contemplated by this Agreement;

(b) except as reflected in the specific representations and warranties of the Company set forth in Section 2, none of the Company or any of its directors, officers, employees, equityholders, stockholders, Affiliates, controlling Persons, agents, advisors, representatives or any other Person shall have any liability or responsibility whatsoever to Purchaser or its directors, officers, employees, Affiliates, controlling Persons, agents or representatives on any basis (including in contract, tort or equity, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (including set forth in management summaries relating to the Company provided to Purchaser, in materials furnished in the Company’s data site (virtual or otherwise), in presentations by the Company’s management or otherwise), to Purchaser or its directors, officers, employees, Affiliates, controlling Persons, advisors, agents or representatives (or any omissions therefrom);

(c) without limiting the generality of the foregoing, the Company makes no representation or warranty regarding any third party beneficiary rights or other rights which Purchaser might claim under any studies, reports, tests or analyses prepared by any third parties for the Company or any of its Affiliates, even if the same were made available for review by Purchaser or its representatives; and

(d) without limiting the generality of the forgoing, Purchaser expressly acknowledges and agrees that none of the documents, information or other materials provided to it at any time or in any format by the Company or any of their respective Affiliates or representatives constitute legal advice, and Purchaser waives all rights to assert that it received any legal advice from the Company, any of their respective Affiliates, or any of their respective representatives or counsel, or that it had any sort of attorney-client relationship with any of such Persons.

3.11 Reliance. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.12 Restricted Securities. The Purchaser understands that the Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Units, or the Common Units into which units may be converted, for resale except as set forth in the Restated Operating Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.13 Financing. The Purchaser has and will have on the Closing Date, and at all times during the period beginning on the Agreement Date and ending on the Closing Date, sufficient cash in hand or borrowing capacity under existing credit arrangements that is available to consummate the transactions contemplated hereby, including to pay the MVB Investment Consideration and the fees and expenses of the Purchaser related to the transactions contemplated hereby. There is no circumstance or condition that, individually or in the aggregate with all other circumstances or conditions, would reasonably be expected to prevent or substantially delay the availability of such funds at the Closing. The Purchaser acknowledges that its obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.

3.14 No Public Market. The Purchaser understands that no public market now exists for the Units, and that the Company has made no assurances that a public market will ever exist for the Units.

3.15 Legends. The Purchaser understands that the Units and any securities issued in respect of or exchange for the Units, in the event the Company elects to certificate such Units, may be notated with one or all of the following legends:

“THE UNITS OF CLASS B COMMON UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend set forth in, or required by, the other Transaction Agreements.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Units represented by the certificate, instrument, or book entry so legended.

3.16 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.17 Residence. The office of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Attachment 1.

3.18 Brokers. Other than its engagement of Raymond James, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.19 Noncontravention. The execution, delivery and performance of this Agreement by Purchaser and each Transaction Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not (a) violate any provision of its organizational documents, (b) materially violate any law, order, or other restriction of any governmental entity to which Purchaser is subject, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject.

3.20 Legal Proceedings. There are no proceedings pending or, to Purchaser’s knowledge, threatened against or by Purchaser that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

3.21 Valid Issuance of Stock. The MVB Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer contained in this Agreement and applicable state and federal securities laws and free of any liens or encumbrances. Assuming the accuracy of the representations of the Company in Section 2 of this Agreement, the MVB Stock will be issued in compliance with all applicable federal and state securities laws.

4. Covenants.

4.1 Conduct of Business Prior to the Closing Date. During the period from the date of this Agreement to the Closing Date or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Disclosure Schedule), required by law or as consented to in writing by Purchaser (only to the extent that the

Company enters into an action that would require Supermajority Member Vote as provided under the terms and conditions set forth in the Restated Operating Agreement) (or, in the case of clause (b), the Company) (such consent not to be unreasonably withheld, conditioned or delayed), (a) Company shall, and shall cause each Enterprise to use commercially reasonable efforts to maintain and preserve intact their business organizations, the services of its employees and its advantageous business relationships, (b) except as expressly required by this Agreement (including as set forth in the Disclosure Schedule), required by law or as consented to in writing by the other party, each of the Company and the Enterprises on the one hand, and Purchaser on the other hand, shall not, and shall cause their respective subsidiaries not to, knowingly take any action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis. Notwithstanding anything to the contrary set forth in Section 4.1 or Section 4.2 (other than Section 4.2(b), to which this sentence shall not apply), a party and its subsidiaries may take any commercially reasonable actions that such party reasonably determines are necessary or prudent for it to take or not take in response to the COVID-19 Pandemic; provided, that such party shall provide prior notice to the other party to the extent such actions would otherwise require consent of the other party under this Section 4.1 or Section 4.2.

4.2 Company Forbearances. During the period from the date of this Agreement to the Closing Date or earlier termination of this Agreement, except as set forth in the Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, the Company shall not, and shall not permit any Enterprises to, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed):

(a) other than in the ordinary course of business consistent with past practice:

(i) adjust, split, combine or reclassify any capital interests;

(ii) except as set forth in Section 4.2(a)(ii) of the Disclosure Schedule, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its equity interests;

(iii) except as set forth in Section 4.2(a)(iii) of the Disclosure Schedule, grant any Company equity awards (or any similar award that would be a Company equity award had it been issued under the Equity Plans) or other equity-based awards or interests, or grant any individual, corporation or other entity any other equity;

(iv) issue, sell or otherwise permit to become outstanding any additional units of equity interests or securities convertible or exchangeable into, or exercisable for, any units of equity interests or any options, warrants, or other rights of any kind to acquire any units of equity interests, except pursuant to the exercise of equity options or the settlement of equity compensation awards outstanding as of the date hereof in accordance with their terms;

(b) sell, transfer, mortgage, encumber or otherwise dispose of any of their material properties or assets or any business to any person, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

(c) amend the organizational documents of the Company or of any Enterprise;

(d) merge or consolidate itself or any Enterprise with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any Enterprise;

(e) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable law;

(f) (i) change or revoke any material tax election, (ii) change an annual tax accounting period (except for any such change required by reason of concurrent change in the Code or applicable law), (iii) adopt or change any material tax accounting method (except for any such change required by reason of concurrent change in GAAP, the Code or applicable law), (iv) file any material amended Tax Return, (v) enter into any closing agreement with respect to any material Taxes, or (vi) settle any Tax claim, audit, assessment or dispute or surrender any right to claim a material refund of Taxes;

(g) except as set forth in Section 4.2(g) of the Disclosure Schedule, enter into or engage in any business or business activity that would constitute an Impermissible Business Activity (as defined in the Restated Operating Agreement); provided, that the foregoing shall not prohibit the principals of the Company from engaging in such business or business activities under the protocol set forth in Section 1.3(b) of the Restated Operating Agreement;

(h) knowingly take any action that is intended to or would reasonably be likely to prevent, materially impede or materially delay the ability of Purchaser, Company or any Enterprise to obtain any necessary approvals of any governmental entity required for Closing or to perform their covenants and agreements under this Agreement or to consummate the transactions contemplated hereby; or

(i) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 4.2.

4.3 Reasonable Best Efforts

(a) During the period from the date of this Agreement to the Closing Date or earlier termination of this Agreement, except subject to the terms and conditions of this Agreement, each of Company and Purchaser agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable, or advisable, so as to permit or cause consummation of the transactions contemplated by this Agreement as promptly as practicable and shall reasonably cooperate with the other party hereto to that end.

(b) During the period from the date of this Agreement to Closing Date or earlier termination of this Agreement, the Company shall cooperate and use its reasonable best efforts to prepare as promptly as practicable all documentation, to make all filings, and to obtain all consents, approvals, waivers, permits, and any other authorization required by a governmental entity or thirty party required to consummate the transactions contemplated by this Agreement.

4.4 Financial Statements. The Company shall cause to be furnished to Purchaser audited financial statements for the Company and for each Enterprise for the fiscal year ended December 31, 2021 no later than five (5) days after the receipt thereof.

4.5 Purchaser Forbearances. During the period from the date of this Agreement to Closing Date or earlier termination of this Agreement, as expressly contemplated or permitted by this Agreement or as required by law, Purchaser shall not, and shall not permit any Enterprise to, without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed):

(a) amend its organizational documents, its Bylaws or the comparable governing documents of its subsidiaries in a manner that would materially adversely affect the economic benefits to the holders of the MVB Stock;

(b) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution of Purchaser; and

(c) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 4.5.

5. Conditions to the Purchaser’s Obligations at Closing; Closing Deliveries. The obligations of the Purchaser to purchase Units at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 No Injunction. On the Closing Date, there shall not be in effect any order issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of such transactions illegal.

5.2 Representations and Warranties. Each of the representations and warranties of the Company made in this Agreement that is qualified as to materiality shall be true and correct in all respects, but subject to materiality qualification, at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, and each of the representations and warranties of the Company that is not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time).

5.3 Performance. The Company shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Company or by the Enterprises at or prior to the Closing.

5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.5 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in Sections 5.2 and 5.3 have been fulfilled.

5.6 Material Adverse Effect. There shall not have been an occurrence or nonoccurrence of any event or circumstance that results or would reasonably be expected to result in a Material Adverse Effect.

5.7 Tax Certification. The Company shall have delivered to Purchaser a duly completed and executed affidavit dated as of the Closing Date satisfying the requirements of Treasury Regulation Section 1.1445-2(b) stating that Company is not a “foreign person” as defined in Section 1445 of the Code.

5.8 Regulatory Consents; Approvals; Notices. The Company shall have delivered to Purchaser evidence that all material licenses, permits and authorizations held by the Company and each Enterprise and utilized in their business are validly issued and in good standing with evidence of the term of each such license, permit or authorization, and any written consents to assignment of the contracts (if any) and the filings with government authorities and government approvals set forth on Section 5.8 of the Disclosure Schedule. All authorizations, licenses, approvals or permits, if any, of any governmental authority or regulatory body of the United States, or any state, or of any foreign governmental authority that are required in connection with the transactions contemplated herein and in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of Closing, and any notices required to be provided thereto shall have been provided; provided, that, the foregoing shall not apply, if within five (5) days or less until the Termination Date, if the failure is to obtain approvals from any governmental authority or regulatory body of the United States or any state, or of any foreign governmental authority for which the Company and the Enterprise collectively relied on authorizations, licenses or permits in order to recognize in the aggregate gross revenues of Five Million Dollars ($5,000,000) per year or less for the year ended December 31, 2021.

5.9 Third-Party Consents. The Company shall have delivered evidence that all third-party consents, approvals, permissions, acknowledgements or notices (including those listed in Section 2.7 of the Disclosure Schedule) have been obtained or made (unless waived in writing by Purchaser).

5.10 Board of Directors. As of the Closing, the authorized size of the Board of Directors shall be seven (7) and the Board of Directors shall initially be comprised of six (6) Directors, i.e., Joshua K. Erskine, Shane A. Erskine, Hank Holland, R. Dustin Carfield, Larry F. Mazza, and Donald T. Robinson, as set forth in the Restated Operating Agreement.

5.11 Contribution Agreements. The Company and the Pre-Closing Members of the Company named as parties thereto shall have executed and delivered the Contribution Agreements as of the date hereof, which Contribution Agreements shall remain in effect until the transactions contemplated thereby are consummated immediately prior to the Closing.

5.12 Redemption Agreements. The Company and the Sellers shall have executed and delivered the Redemption Agreements.

5.13 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Restated Operating Agreement (duly approved and executed) as in effect at the Closing, (ii) resolutions of the Board of Directors of the Company approving this Agreement and the Transaction Agreements and the transactions contemplated under this Agreement and under the Transaction Agreements, and (iii) resolutions of the members of the Company approving the Restated Operating Agreement, this Agreement and the Transaction Agreements (if and as applicable).

5.14 Certificate of Good Standing. A certificate of good standing (or its equivalent) for the Company and each Enterprise, from the Secretary of State of each state where the Company and such Enterprise is domiciled.

5.15 Form W-9. The Company shall have delivered to Purchaser a duly completed and executed Form W-9.

5.16 Accredited Investor. The Company shall cause each Seller to have delivered to the Purchaser evidence satisfactory to the Purchaser that such Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

6. Conditions to the Company’s Obligations at Closing. The obligations of the Company to sell Units to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1 No Injunction. On the Closing Date, there shall not be in effect any order issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of such transactions illegal.

6.2 Representations and Warranties. Each of the representations and warranties of the Purchaser made in this Agreement that is qualified as to materiality shall be true and correct in all respects, but subject to materiality qualification, at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, and each of the representations and warranties of the Purchaser that is not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time).

6.3 Performance. The Purchaser shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Purchaser at or prior to the Closing.

6.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

6.5 Compliance Certificate. An officer of the Purchaser shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in Sections 6.2 and 6.3 have been fulfilled.

6.6 Secretary’s Certificate. The Secretary of the Purchaser shall have delivered to the Company at the Closing a certificate certifying resolutions of the Board of Directors of the Purchaser approving this Agreement and the Transaction Agreements and the transactions contemplated under this Agreement and under the Transaction Agreements.

6.7 Joinder. The Purchaser shall deliver a duly executed joinder agreement to the Restated Operating Agreement of the Company.

6.8 Tax Certification. The Purchaser shall have delivered to the Company a duly completed and executed Form W-9 certifying to the Purchaser’s employer identification number and certifying that the Purchaser is a U.S. person.

7. FDIC Oversight. The Company acknowledges and agrees that it will comply with reasonable requests and required audits of the FDIC. Provided that the representations and warranties of the Company and of the Enterprises contained in Section 2 are true, accurate and complete, Purchaser represents and warrants that the activities of the Company and the Enterprises are permissible activities for a bank.

8. Survival.

8.1 All representations and warranties contained in this Agreement will survive the Closing Date for a period of twelve (12) months after the Closing Date; provided, however, that (a) the representations and warranties set forth in Section 2.1 (Organization, Good Standing, Limited Liability Company Power and Qualification), Section 2.2 (Authorization; Execution; Delivery; Valid and Binding), Section 2.3 (Subsidiaries); Section 2.4 (Capitalization), and Section 2.5 (Valid Issuance of Units) (collectively, the “Fundamental Representations”) will survive for a period of five (5) years after the Closing Date.

8.2 The covenants and agreements of each party contained in this Agreement shall survive the Closing other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall remain in full force and effect for the period applicable to the underlying subject matter (after giving effect to any waiver, tolling, mitigation or extension thereof). No claim for indemnification may be made under this Article 8 after the expiration of the survival period applicable to such claim; provided, that this Article 8 shall not limit the ability of any indemnified party to recover for (a) any claim for indemnification asserted before the end of such applicable survival period with reasonable specificity based on facts or circumstances existing prior to the expiration of such applicable survival period or (b) any claim based upon fraud.

9. Indemnification. Except as expressly set forth in Section 2 and this Section 9 of this Agreement, the Company shall not have any liability or indemnification obligations to Purchaser under this Agreement except as to Sections 2.1, 2.2, 2.4 and 2.5, as to which the Purchaser shall have direct recourse against the Company for breach or violation and on the express understanding that the Company is entitled to rely and is relying on the truth and accuracy of the representations and warranties of the counterparties under the Contribution Agreements and Redemption Agreements, and to the extent that Purchaser has a Claim (as defined below) with respect to any Losses arising under this Agreement, the Purchaser’s sole recourse shall be its indemnification rights from the Sellers.

9.1 Subject to the conditions and limitations set forth in this Agreement (including Sections 9.2 and 9.3 below), Sellers, severally and not jointly as allocated in Exhibit A to the Redemption Agreements, shall defend, indemnify and hold Purchaser harmless against and with respect to, any Losses resulting from or otherwise arising out of (a) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement and/or (b) any breach or default in the performance of any covenants or agreements made by the Company in this Agreement (each, a “Claim”). The Purchaser shall defend, indemnify and hold the Company and Sellers harmless against and with respect to, any Losses resulting from or otherwise arising out of (x) any inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement and/or (y) any breach or default in the performance of any covenants or agreements made by the Purchaser in this Agreement. Any timely notice of Claim shall be effective to recover Losses arising from the breach or default identified in the notice of Claim; provided, that the notice of Claim shall describe in reasonable detail and in good faith (a) the facts and circumstances upon which the asserted Claim for Losses is made and (b) an estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by such Claim.

9.2

(a) Except as provided in Section 9.2(b), the Sellers’ maximum indemnification liability under Section 9.1 shall be limited to the Aggregate Escrowed MVB Stock Consideration as of the Closing Date; provided, however, that with respect to breaches of any Fundamental Representations, each Seller’s liability under Section 9.1 shall be limited to such portion of the Seller’s MVB Investment Consideration. Other than with respect to any indemnification Claim related to Fraud or any breach of any Fundamental Representations, Sellers shall not have any indemnification obligations for any Claim unless such claim is greater than $15,000 (the “De Minimis Amount”) and until the aggregate amount of Losses exceeds $500,000 (the “Basket”), at which time the Purchaser shall only be entitled to recover the amount of such Losses in excess of the Basket for claims in excess of the De Minimis Amount.

(b) Nothing in this Section 9 shall limit the Company’s obligations under Section 1.1(e)(iii) relating to pushing out income tax obligations for Pre-Closing Tax Periods.

9.3 Other than with respect to breaches of any Fundamental Representations, any Claims made under Section 9.1 will be satisfied solely from the Aggregate Escrowed MVB Stock Consideration as of the Closing Date in the Escrow Account. On the first anniversary of Closing (the “Distribution Date”), any Aggregate Escrowed MVB Stock Consideration (or the cash funds derived or converted therefrom) remaining in the Escrow Account shall be released and allocated to each Seller under the applicable Redemption Agreement; provided, that notwithstanding the foregoing, any outstanding Claims which are pending on the Distribution Date shall not be released until such outstanding Claims for which such retained stock consideration or funds relate are no longer pending, at which time the remaining Aggregate Escrowed MVB Stock Consideration (or the cash funds derived or converted therefrom) in the Escrow Account related to such outstanding Claim shall be released by the Escrow Agent to each Seller as allocated in Exhibit A to the Redemption Agreements.

9.4 At any time after such date which is the six (6) month anniversary of the Closing Date, Seller shall be permitted to instruct the Escrow Agent to liquidate such Seller’s portion of the Escrowed MVB Stock Consideration in exchange for cash proceeds, which cash proceeds therefrom shall remain in the Escrow Account and be eligible for investment into cash equivalent instruments by the Escrow Agent at the direction of the Seller, until the Distribution Date. In the event such cash proceeds exceed the Closing Date value of the Escrowed MVB Stock Consideration allocable to such Seller pursuant to Exhibit A to the Redemption Agreements, Seller shall be entitled to receive from the Escrow Account any such excess proceeds.

9.5 For purposes of determining the amount of any loss arising from any inaccuracy in or breach of any representation or warranty for which an indemnified party is entitled to indemnification under this Article 9, the terms “material,” “Material Adverse Effect,” “in all material respects” and words of similar import shall be disregarded and given no effect (except with respect to Section 2.16(a) (Absence of Certain Changes of Events)).

9.6 The Company is entitled to enforce certain indemnification obligations and to have the benefit of certain remedies from (a) the Pre-Closing Members, under those certain Contribution Agreements and (b) the Sellers, under those certain Redemption Agreements. To give effect to the parties’ direct enforcement rights under Section 9.3, the Company hereby expressly assign its rights and remedies under the Contribution Agreements and the Redemption Agreements, including, without limitation, (i) its rights under Section 5 of the Contribution Agreements, (ii) its rights under Section 8 of the Redemption Agreements and (iii) with respect to the Escrowed Redemption MVB Stock Consideration (as defined in the Redemption Agreements), to Purchaser, such that Purchaser shall have all enforcement rights on behalf of the Company (the “Assignment of Enforcement Rights”).

9.7 To be entitled to seek recovery for any damages under this Section 9, the Purchaser must take commercially reasonable efforts to recover or obtain payment for any damages under any and all insurance policies that apply or may apply to any Claim. The amount of damages recoverable by Purchaser pursuant to this Section 9 with respect to any Claim shall be reduced by the amount of insurance or indemnification proceeds or other amounts actually recovered from other sources. Furthermore, the amount of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss. Any calculation of a Purchaser Loss resulting from a Company Loss shall be proportional to Purchaser’s ownership interest in the Company.

9.8 The Purchaser and Sellers shall reasonably cooperate with each other with respect to resolving any Claim hereunder. The Purchaser shall use all commercially reasonable efforts to mitigate damages and resolve any such Claim. In the event that Purchaser fails to make such commercially reasonable efforts to mitigate or resolve any such Claim or liability, then notwithstanding anything else to the contrary contained in this Agreement, the Purchaser shall not be entitled to recover any damages that would reasonably be expected to have been avoided if the Purchaser had made such efforts.

10. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after adoption of this Agreement by the members of Company:

10.1 By mutual consent of Purchaser and Company in a written instrument signed by each of Company and Purchaser;

10.2 By either Purchaser or Company if any governmental entity that must grant any material approval has denied approval of the transactions contemplated hereby and such denial has become final and nonappealable or any governmental entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement, unless the failure to obtain such requisite regulatory approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, further provided that, the foregoing shall not apply to the failure to obtain approvals from any governmental authority or regulatory body of the United States or any state, or of any foreign governmental authority for which the Company and the Enterprise collectively relied on authorizations, licenses or permits in order to recognize in the aggregate gross revenues of Five Million Dollars ($5,000,000) per year or less for the year ended December 31, 2021;

10.3 By either Purchaser or Company if the transactions contemplated hereunder shall not have been consummated on or before December 31, 2022 (the “Termination Date”) unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

10.4 By either Purchaser or Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Company or any Enterprise, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a closing condition set forth in Section 5, in the case of a termination by Purchaser, or Section 6, in the case of a termination by Company, and which is not cured within forty-five (45) calendar days following written notice to Company, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date); or

10.5 The party desiring to terminate this Agreement pursuant to Section 10.2, 10.3 or 10.4 shall give written notice of such termination to the other party specifying the provision or provisions hereof pursuant to which such termination is effected.

10.6 Effect of Termination. In the event of termination of this Agreement by either Purchaser or Company as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, and none of Purchaser, Company, any Enterprise or any of their respective subsidiaries or any of the officers, directors, employees, shareholders, members, managers, agents or representatives of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) this Section 10.6 and Article 11 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor Company shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement prior to such termination.

10.7 Good Faith Efforts to Close. Except if otherwise agreed pursuant to Section 10.1, the Purchaser and the Company shall each have an affirmative obligation to make good faith efforts to (a) satisfy their respective conditions to and covenants related to Closing under this Agreement and (b) consummate the Closing.

11. Miscellaneous.

11.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon each of the parties and their respective heirs, successors and permitted assigns. Other than with respect the Assignment of Enforcement Rights effected pursuant to Section 9.6, this Agreement may not be assigned by either party without the prior written consent of the other party. Additionally, and without limiting the effect of the Assignment of Enforcement Rights, the parties acknowledge and agree (a) that the Purchaser is a third-party or intended beneficiary of the Contribution Agreements and of the Redemption Agreements and is entitled to the rights and benefits of the Company thereunder and may enforce the provisions thereof and with respect to the Escrowed Redemption MVB Stock Consideration (as defined in the Redemption Agreements) on behalf of the Company as if it were a party thereto and (b) the Sellers are a third-party or intended beneficiary under this Agreement and the Sellers are entitled to the rights and benefits of the Company hereunder and may enforce the provisions hereof on behalf of the Company as if it were a party hereto.

11.2 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Wyoming, and all rights and remedies shall be governed by said laws, without regard to principles of conflict of laws.

11.3 Counterparts. This Agreement, and any amendment hereto, may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. A facsimile copy of any such signed counterpart shall be treated and shall have the same force and effect as an originally signed counterpart.

11.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 11.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Kris Kemp, Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, TN 37201, and if notice is given to the Purchaser, a copy (which copy shall not constitute notice) shall also be given to James J. Barresi, Esq., Squire Patton Boggs (US) LLP, 201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202.

11.6 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement or of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.7 Entire Agreement. This Agreement and all schedules and exhibits hereto expresses the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings concerning such subject matter. The transactions contemplated by this Agreement are part of a unitary transaction, including the transactions under the Transaction Agreements, and those interdependent agreements shall be construed in a consistent manner to give full force and effect to the intention of the parties to effect a unitary transaction.

11.8 Amendment, Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties; provided, however, that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions.

11.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Wyoming and to the jurisdiction of the United States District Court for the District of Wyoming for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Wyoming or the United States District Court for the District of Wyoming, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Equity Purchase Agreement as of the date first written above.

COMPANY:

WARP SPEED HOLDINGS LLC

By:	/s/ Josh Erskine
Name: Josh Erskine
Title: Chief Executive Officer

Address for Notice:
Warp Speed Holdings LLC c/o Island Vibez Management 1064 Ponce de Leon Ave. Suite 407
San Juan, PR 00907

IN WITNESS WHEREOF, the parties have executed this Equity Purchase Agreement as of the date first written above.

PURCHASER:

MVB BANK, INC.

By:	/s/ Larry F. Mazza
Name: Larry F. Mazza
Title: Chief Executive Officer

Address for Notice:
301 Virginia Avenue
Fairmont, West Virginia 26554